Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 13, 2026, with respect to the consolidated financial statements of CIMG Inc. and its subsidiaries.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

March 25, 2026